     As filed with the Securities and Exchange Commission on March 12, 2004
                                                      Registration No. 333-17823

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                            APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                             43-1461763
      (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)            Identification No.)

                        4551 West 107th Street, Suite 100
                           Overland Park, Kansas 66207
          (Address, including zip code, of Principal Executive Offices)

           APPLEBEE'S INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  Lloyd L. Hill
                             Chief Executive Officer
                         Applebee's International, Inc.
                        4551 West 107th Street, Suite 100
                           Overland Park, Kansas 66207
                                 (913) 967-4000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               James M. Ash, Esq.
                       Blackwell Sanders Peper Martin LLP
                               Two Pershing Square
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                                 (816) 983-8000

This  Post-Effective  Amendment  No. 1 is being filed to reflect,  in accordance with Rule 416(b),  that the number of shares of Common Stock, par value $.01 per share, of the Registrant covered by the Registration Statement is increased from
200,000 to 450,000 as the result of two  subsequent  3 for 2 stock splits of the
Company,  which  increased  the number of shares  which may be issued  under the
Employee  Stock  Purchase  Plan.  No filing fee is necessary.  The  Registration
Statement  shall  also be  deemed to cover any  additional  shares  which may be issued  as  the  result  of a  future  stock  split,  stock  dividend  or  other anti-dilution provision of the Employee Stock Purchase Plan.

                           INCORPORATION BY REFERENCE

     This Post-Effective  Amendment No. 1 to the Registration  Statement on Form
S-8 (the  "Post-Effective  Amendment No. 1"), filed pursuant to Instruction E of
Form S-8, relates to the Registration  Statement on Form S-8 (No.  333-17823) of
Applebee's International,  Inc. (the "Registrant" or the "Company") filed by the
Company with the  Securities  and Exchange  Commission on December 13, 1996 (the
"Registration  Statement').  Under the  Registration  Statement,  the Registrant
registered 200,000 shares of Common Stock, par value $0.01 (the "Common Stock"), to be  offered  and sold in  connection  with the  Registrant's  Employee  Stock
Purchase  Plan (the  "Plan").  The  contents  of the  Registrant's  Registration
Statement  on Form S-8 (No.  333-17823)  are  incorporated  by reference in this
Post-Effective Amendment No. 1.

                               EXPLANATORY NOTE TO
                         POST-EFFECTIVE AMENDMENT NO. 1

     In May of 2001 and May of 2002,  the board of directors  of the  Registrant approved a three-for-two  stock split of the Company's Common Stock, in the form of a stock dividend (the "Stock  Splits").  The Plan provides for an increase in the number of shares of Common  Stock  that may be issued  under the Plan in the event of a stock split,  stock dividend or other  anti-dilution  provision.  The purpose of this Post-Effective Amendment No. 1 is to reflect, in accordance with
Rule 416(b) of the Securities Act of 1933, as amended,  the change in the amount of shares registered under this Registration  Statement, on account of the Stock
Splits, from 200,000 to 450,000. The Registration Statement shall also be deemed to register any additional shares which may be issued under the Plan as a result of a future stock split or stock dividend or other anti-dilution provision.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8: Exhibits

          5    Opinion of Blackwell  Sanders  Peper  Martin LLP,  counsel to the
               Company.

          23.1 Consent  of  Blackwell  Sanders  Peper  Martin LLP  (included  in
               Exhibit 5).

          23.2 Consent of Deloitte & Touche LLP.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Act of 1933, the Company certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements for filing this Post-Effective  Amendment No. 1 and has duly caused this  Post-Effective  Amendment  No.  1 to  be  signed  on  its  behalf  by  the undersigned,  thereunto duly authorized,  in the City of Overland Park, State of
Kansas, on March 11, 2004.

                                       APPLEBEE'S INTERNATIONAL, INC.

                                       By:  /s/ Lloyd L. Hill
                                          --------------------------------------
                                            Lloyd L. Hill
                                            Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated:

               Signature                              Title                          Date

   /s/ Lloyd L. Hill
-----------------------------------    Director, Chairman of the Board and      March 11, 2004
          Lloyd L. Hill                      Chief Executive Officer
                                          (Principal Executive Officer)

   /s/ Steven K. Lumpkin
-----------------------------------   Director, Executive Vice President and    March 11, 2004
        Steven K. Lumpkin                    Chief Financial Officer
                                         (Principal Financial Officer)

   /s/ Beverly O. Elving
-----------------------------------        Vice President, Accounting           March 11, 2004
        Beverly O. Elving                (Principal Accounting Officer)

-----------------------------------                 Director                    March __, 2004
         Erline Belton

-----------------------------------                 Director                    March __, 2004
       Douglas R. Conant

               *
-----------------------------------                 Director                    March 11, 2004
       D. Patrick Curran

               *
-----------------------------------                 Director                    March 11, 2004
        Eric L. Hansen

-----------------------------------                 Director                    March __, 2004
        Mark S. Hansen

               *
-----------------------------------                 Director                    March 11, 2004
        Jack P. Helms

               *
-----------------------------------                 Director                    March 11, 2004
       Burton M. Sack

*  By:   /s/ Robert T. Steinkamp
      -----------------------------
         As Attorney-in-fact

Date:    March 11, 2004

                                Index of Exhibits

       Exhibit
       Number       Document

         5          Opinion of Blackwell  Sanders  Peper Martin LLP,  counsel to the Company.

         23.1       Consent of Blackwell  Sanders  Peper Martin LLP (included in
                    Exhibit 5).

         23.2       Consent of Deloitte & Touche LLP.